Exhibit 10.7
CALLON PETROLEUM COMPANY
AMENDED AND RESTATED 2018 OMNIBUS INCENTIVE PLAN

1.
Plan. This Callon Petroleum Company Amended and Restated 2018 Omnibus Incentive Plan (this “Plan”), as originally established effective as of May 10, 2018 (the “Original Effective Date”), was adopted by Callon Petroleum Company to reward and provide incentives to certain employees, independent contractors and directors by enabling them to acquire awards from the Company, including Awards related to shares of common stock of Callon Petroleum Company. The Plan is now amended and restated, effective as of immediately following the Closing (as defined in the Merger Agreement) to reflect the Company’s assumption of shares available for issuance under the Amended and Restated 2017 Incentive Plan of Carrizo Oil & Gas, Inc. in connection with the Merger (as defined below) (the “Assumed Shares”).

2.	Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

“Award” means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of this Plan.

“Award Agreement” means the document (in written or electronic form) setting forth the terms, conditions and limitations applicable to an Award. Such agreement shall be written except that the Committee may, in its discretion, require or allow that the Participant electronically execute or accept such Award Agreement.

“Board” means the Board of Directors of the Company. “Cash Award” means an Award denominated in cash.
“Change in Control” means the occurrence of one or more of the following:

(a)
Change in Ownership. A change in ownership of the Company occurs on the date that any Person, other than (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding stock pursuant to an offering of such stock, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company’s stock (each of (1) through (4) an “Exempt Person”), acquires ownership of the Company’s stock that, together with stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Company’s Voting Stock. However, if any Person is considered to own already more than fifty percent (50%) of the total fair market value or total voting power of the Company’s Voting Stock, the acquisition of additional stock by the same Person is not considered to be a Change in Control. In addition, if any Person has effective control of the Company through ownership of thirty percent (30%) or more of the total voting power of the Company’s Voting Stock, as discussed in paragraph (b) below, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this paragraph (a); or

(b)
Change in Effective Control. Even though the Company may not have undergone a change in ownership under paragraph (a) above, a change in the effective control of the Company occurs on either of the following dates: (1) the date that any Person (other than an Exempt Person) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of the Company’s stock possessing thirty percent (30%) or more of the total voting power of the Company’s Voting Stock. However, if any Person owns thirty percent (30%) or more of the total voting power of the Company’s Voting Stock, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this subparagraph (b)(1); or

(2) the date that during any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved; provided, however, that any such director shall not be considered to be approved by the Board if his or her initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)
Change in Ownership of Substantial Portion of Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that a Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets of the Company that have a total gross fair market value equal to at least forty percent (40%) of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions. However, there is no Change in Control when there is such a transfer to an entity that is controlled by the stockholders of the Company immediately after the transfer, through a transfer to (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Common Stock; (2) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (3) a Person that owns directly or indirectly, at least fifty percent (50%) of the total value or voting power of the Company’s outstanding Voting Stock; or (4) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned by a Person that owns, directly or indirectly, at least fifty percent (50%) of the total value or voting power of the Company’s outstanding Voting Stock.

Notwithstanding the foregoing, no Change in Control payment event shall be deemed to have occurred with respect to an Award that is subject to Section 409A of the Code unless such event constitutes a permissible payment event specified in Section 409A of the Code and the Treasury regulations promulgated thereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means (i) the Compensation Committee of the Board or (ii) such other committee of the Board as is designated by the Board to administer this Plan or (iii) to the extent contemplated hereby, the Board.

“Common Stock” means the common stock, par value $.01 per share, of the Company. “Company” means Callon Petroleum Company, a Delaware corporation.
“Director” means an individual serving as a member of the Board.

“Dividend Equivalents” means, with respect to the shares of Common Stock subject to a Stock Award other than Restricted Stock, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

“Employee” means an employee of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i)(A) if the shares of Common Stock are listed or on a national securities exchange (including the NASDAQ Global Select Market), the closing price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise or other relevant event (as determined under procedures established by the Committee) including the average of the closing bid and asked price on that date, (B) if the shares of Common Stock are not so listed but are listed or quoted on another securities exchange or market, the closing price per share of Common Stock reported on the principal securities exchange or market on which the shares of Common Stock are traded (as determined by the Committee), or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or, at the discretion of the Committee, the price prevailing on such principal securities exchange or market at the time of exercise or other relevant event, including the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, (C) if the shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, or (D) if none of (A)-(C) are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee; or (ii) if applicable, the price per share as determined in accordance with the procedures of a third party administrator retained by the Company to administer this Plan and as approved by the Committee.
“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Independent Contractor” means an individual providing services to the Company or any of its Subsidiaries, who is not an Employee. An Independent Contractor can include an individual who is serving as a Non-employee Director.

“Merger” means the merger of Carrizo with and into the Company effective as of December 20, 2019, in accordance with the terms of the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated July 14, 2019, by and among the Company and Carrizo.

“Non-employee Director” means a Director who is not an Employee. A Non-employee Director may, in the discretion of the Committee, receive an Award both in the capacity as a Non-employee Director and Independent Contractor.

“Nonqualified Stock Option” means an Option that is not an Incentive Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price, which is either an Incentive Option or a Nonqualified Stock Option.

“Participant” means an Employee, Non-employee Director or Independent Contractor to whom an Award has been made under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Prior Plan” means the Callon Petroleum Company 2011 Omnibus Incentive Plan, as thereafter amended.

“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a right to receive a share of Common Stock or the value thereof on such terms and conditions as may be established by the Committee. For the avoidance of doubt, such term includes phantom shares and phantom stock units.

“Restriction Period” means a period of time beginning as of the date upon which a Stock Award is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Stock Award is deliverable or no longer restricted or such Stock Award is no longer subject to forfeiture provisions.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

“SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock, including Restricted Stock and Restricted Stock Units. For the avoidance of doubt,

a Stock Award does not include an Option or SAR.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

“Voting Stock” shall mean stock of any class or kind having the power to vote generally for the election of Directors.

3.	Eligibility. All Employees, Non-employee Directors and Independent Contractors are eligible for Awards under this Plan in the sole discretion of the Committee.

4.
Common Stock Available for Awards. Subject to the provisions of Section 14 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of [    ] shares of Common Stock (“Share Reserve”), of which [ ] are Assumed Shares, plus the shares remaining available for awards under the Prior Plan as of the Original Effective Date, all of which shall be available for Incentive Options. Notwithstanding anything herein to the contrary, in accordance with the New York Stock Exchange Listed Company Manual and interpretative guidance thereunder (including Rule 303A.08), the Assumed Shares shall not be available for grant (i) beyond the period when such Assumed Shares would have been available for grant under the Amended and Restated 2017 Incentive Plan of Carrizo Oil & Gas, Inc., absent the Merger, but in no event beyond the ten year anniversary of the Original Effective Date, nor (ii) for Awards under this Plan to individuals who were employed by the Company or a Subsidiary thereof as of immediately prior to the Closing. The number of shares of Common Stock that are the subject of Awards under this Plan or the Prior Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for additional Awards hereunder. Notwithstanding the foregoing, the following shares of Common Stock may not again be made available for issuance as Awards under this Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of a stock-settled SAR or Option, (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Option or SAR, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the option exercise price. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

5.	Administration.

(a)
Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee. To the extent required in order for Awards to be exempt from Section 16 of the Exchange Act by virtue of the provisions of Rule 16b-3, (i) the Committee shall consist of at least two members of the Board who meet the requirements of the definition of “Non- employee Director” set forth in Rule 16b-3 (b)(3)(i) promulgated under the Exchange Act or (ii) Awards may be granted by, and this Plan may be administered by, the Board.

(b)
Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may make an Award to an individual who it expects to become an Employee, Non-employee Director or Independent Contractor of the Company or any of its Subsidiaries within the next six months, with such award being subject to the individual actually becoming an Employee, Non-employee Director or Independent Contractor, as applicable, within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the purposes of this Plan. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Board shall have the same powers as the Committee with respect to Awards granted to Non-employee Directors.

(c)
Notwithstanding the foregoing, except in connection with a transaction involving the Company or its capitalization (as provided in Section 14), the terms of outstanding Awards may not be amended without approval of the stockholders of the Company to (i) reduce the exercise price of outstanding Options or SARs or (ii) cancel, exchange, substitute, buyout or surrender outstanding Options or SARs in exchange for cash or other Awards when the exercise price per share of the original Options or SARs exceeds the Fair Market Value of one share of Common Stock, (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which the shares of Common Stock are listed or (iv) permit the grant of any Options or SARs that contains a so-called “reload” feature under which additional Options, SARs or other Awards are granted automatically to the Participant upon exercise of the original Option or SAR.

(d)
No member of the Committee or the Board or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

6.
Delegation of Authority. To the extent allowed by applicable law, the Committee may delegate to the Chief Executive Officer, to other senior officers of the Company or to other committees of the Board its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

7.
Employee and Independent Contractor Awards. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees and Independent Contractors who are to be the recipients of such Awards. Each Award may be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion, including any treatment upon a Change in Control, and shall be accepted by the Participant to whom the Award is made. Awards may consist of those listed in this Section 7 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company, its Affiliates and Subsidiaries, or achievement of specific performance or business objectives. Upon the termination of service with the Company, its Affiliates and Subsidiaries of a Participant, any unexercised, deferred, unvested or unpaid Awards shall

(a)
Stock Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which a share of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee. Only Employees may be granted Incentive Options. The term of Options shall not exceed ten years from the date of grant. Any Option (i) that remains outstanding as of the last day of its term, (ii) has an exercise price per share that is less than the Fair Market Value of a share of Common Stock as of such day and (iii) whose exercise is prohibited as of such day pursuant to the operation of the Company’s insider trading policy, shall be automatically exercised (without any action on the part of the Participant holding such Option) by (A) foregoing the delivery of shares of Common Stock otherwise deliverable upon the exercise of the Option pursuant to Section 10 in an amount sufficient to pay the exercise price of the Option and (B) satisfying tax withholding obligations pursuant to Section 11 by withholding from the shares of Common Stock otherwise deliverable upon the exercise of the Option using the minimum tax rate applicable to the Participant. Each Participant who receives Options pursuant to the Plan shall be deemed to have accepted this automatic exercise provision as a condition of receiving the Option.

(b)	Stock Appreciation Right. An Award may be in the form of a SAR. The per share strike price for a SAR shall be not less than the Fair Market Value of the Common Stock on the date on which the SAR is granted. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs, whether the SAR will be settled in cash or stock and the date or dates upon which they become exercisable, shall be determined by the Committee. The term of SARs shall not exceed ten years from the date of grant. Any SAR (i) that remains outstanding as of the last day of its term, (ii) has a strike price per share that is less than the Fair Market Value of a share of Common Stock as of such day and (iii) whose exercise is prohibited as of such day pursuant to the operation of the Company’s insider trading policy, shall be automatically exercised (without any action on the part of the Participant holding such SAR) and any tax withholding obligations will be satisfied pursuant to Section 11 by withholding from the cash or shares of Common Stock otherwise deliverable upon the exercise of the SAR using the minimum tax rate applicable to the Participant. Each Participant who receives SARs pursuant to the Plan shall be deemed to have accepted this automatic exercise provision as a condition of receiving the SAR.

(c)	Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

(d)	Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(e)
Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more Performance Goals, either individually or in any combination, established by the Committee and specified in the award agreement.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The amount of cash or shares payable or vested pursuant to Performance Awards may be adjusted upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

8.	Director Awards.

(a)
The Board has the sole authority to grant Awards to Non-employee Directors from time to time in accordance with this Section 8. Such Awards may consist of the forms of Award described in Section 7, other than Incentive Options, and shall be granted subject to such terms and conditions as specified in Section 7.

(b)
No Non-employee Director may be granted during any calendar year Awards having a fair value determined on the date of grant when added to all cash compensation paid to the Non-employee Director (in his capacity as Non-employee Director) during the same calendar year in excess of $1,000,000.

9.	Payment of Awards.

(a)
General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine. Any statement of ownership evidencing such Restricted Stock shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.

(b)
Dividends and Interest. In the discretion of the Committee, rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award or Performance Award, but such dividends or Dividend Equivalents shall be accrued and held by the Company and paid, without interest, within 10 days following the lapse of the restrictions on the Stock Award or Performance Award. For the avoidance of doubt, dividends and Dividend Equivalents will not, in any event, be payable until the restrictions on the underlying Stock Award or Performance Award have lapsed. In the event the Stock Award or Performance Award is forfeited, dividends and Dividend Equivalents paid with respect to such shares during the Restriction Period shall also be forfeited. No Dividend Equivalents may be paid in respect of an Award of Options or SARs.

10.
Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock. The Committee may provide for procedures to permit the exercise or purchase of such Awards by foregoing the delivery of shares of Common Stock otherwise deliverable upon the exercise of the Option or by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award.

11.
Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by

(i)the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award or (ii) withholding from the shares otherwise deliverable under the Award, in either case with respect to which withholding is required, up to the maximum tax rate applicable to the Participant, as determined by the Committee. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

12.	Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

13.
Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 13 shall be null and void.

14.	Adjustments.

(a)
The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)
In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, and (iv) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such event; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

(c)
In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to outstanding Awards or other provisions for the disposition of outstanding Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an outstanding Award or the assumption of an outstanding Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the outstanding Award and, if the transaction is a cash merger, to provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an outstanding Award and the cancellation thereof in exchange for such payment of such cash or property as shall be determined by the Board in its sole discretion, which for the avoidance of doubt in the case of Options or SARs (whether stock- or cash-settled) shall be the excess, if any, of the Fair Market Value of the shares of Common Stock subject to the Option or SAR on such date over the aggregate exercise price of such Award; provided, however, that no such adjustment shall increase the aggregate value of any outstanding Award. No adjustment or substitution pursuant to this Section 14 shall be made in a manner that results in noncompliance with Section 409A of the Code, to the extent applicable.

15.
Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that grants of Awards under this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement and that any ambiguities or inconsistencies in the construction of such an Award or this Plan be interpreted to give effect to such intention. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions. The Committee may also impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant, other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under an Award, or the exercise of Options and SARs, including without limitation, restrictions under an insider trading policy.

16.
Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any

Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

17.
Section 409A of the Code. All Awards under this Plan are intended either to be exempt from, or to comply with the requirements of Section 409A, and this Plan and all Awards shall be interpreted and operated in a manner consistent with that intention. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or Award shall be reformed to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

18.	Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

19.
Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any clawback policy implemented by the Company, which clawback policy may provide for forfeiture, repurchase or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Company reserves the right, without the consent of any Participant, to adopt any such clawback policies and procedures.

20.
No Right to Employment or Continued Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary. Further, nothing in this Plan or an Award Agreement constitutes any assurance or obligation of the Board to nominate any Non-employee Director for re-election by the Company’s stockholders.

21.	Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company by merger, consolidation or otherwise.

22.
Effectiveness. This Plan, was originally approved by the Board on March 21, 2018, and approved by the stockholders of the Company on May 10, 2018, and was thereafter amended and restated, effective as of immediately following the Closing. This Plan shall continue in effect for a term of ten years after the Original Effective Date, unless sooner terminated by action of the Board.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

CALLON PETROLEUM COMPANY

By: /s/ Joseph C. Gatto, Jr.
Name: Joseph C. Gatto, Jr.
Title: President, Chief Executive Officer

Signature Page to Warrant Agreement